Exhibit 1


                 INDIANA MICHIGAN POWER COMPANY

                     Underwriting Agreement

                     Dated ___________, ____


     AGREEMENT made between INDIANA MICHIGAN POWER COMPANY, a corporation organized and existing under the laws of the State of Indiana (the Company), and the several persons, firms and corporations (the Underwriters) named in Exhibit 1 hereto.

                           WITNESSETH:

     WHEREAS, the Company proposes to issue and sell $__________ principal amount of its Junior Subordinated Deferrable Interest Debentures, Series _, Due ____ (the Debentures) to be issued pursu-ant to the Indenture dated as of March 1, 1996, between the Company and The First National Bank of Chicago, as trustee (the Trustee), as supplemented by the First Supplemental Indenture dated as of March 1, 1996, and the Second Supplemental Indenture dated as of __________, ____ between the Company and the Trustee (said Indenture as so supplemented being hereafter referred to as the "Indenture"); and

     WHEREAS, the Underwriters have designated the person signing this Agreement (the Representative) to execute this Agreement on behalf of the respective Underwriters and to act for the respective Underwriters in the manner provided in this Agreement; and

     WHEREAS, the Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933 (the Act), with the Securities and Exchange Commission (the Commission), a regis-tration statement and a prospectus relating to $75,000,000 principal amount of its Junior Subordinated Deferrable Interest Debentures and such registration statement has become effective; and

     WHEREAS, such registration statement, as it may have been amended through the time the same first became effective (the Effective Date), including the financial statements, the documents incorporated or deemed incorporated therein by reference, the exhibits thereto, being herein called the Registration Statement, and the prospectus, including the documents incorporated or deemed incorporated therein by reference, constituting a part of the Registration Statement, as it may be last amended or supplemented prior to the effectiveness of this Agreement, but excluding any amendment or supplement relating solely to securities other than the Debentures, being herein called the Basic Prospectus, and the Basic Prospectus, as supplemented by a prospectus supplement (the Prospectus Supplement) to include information relating to the Debentures, including the names of the Underwriters, the price and terms of the offering, the interest rate, maturity date and certain other information relating to the Debentures, which will be filed with the Commission pursuant to Rule 424(b) of the Commission's General Rules and Regulations under the Act (the Rules), including all documents then incorporated or deemed to have been incorporated therein by reference, being herein called the Prospectus.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties as follows:

     1. Purchase and Sale: Upon the basis of the warranties and representations and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the respective Underwriters named in Exhibit 1 hereto, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Company, the respective principal amounts of the Debentures set opposite their names in Exhibit 1 hereto, together aggregating all of the Debentures, at a price equal to ______% of the principal amount thereof; except that such price will be increased to ______% of the principal amount of the Deben-tures sold to certain institutions.

     2. Payment and Delivery: Payment for the Debentures shall be made to the Company or its order by certified or bank check or checks, payable in New York Clearing House funds, at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3909, or at such other place as the Company and the Representative shall mutually agree in writing, upon the delivery of the Debentures to the Representative for the respective accounts of the Underwriters against receipt therefor signed by the Repre-sentative on behalf of itself and for the other Underwriters. Such payments and delivery shall be made at 10:00 A.M., New York Time, on ___________, ____ (or on such later business day, not more than five business days subsequent to such day, as may be designated by the Company), unless postponed in accordance with the provisions of
Section 7 hereof. The time at which payment and delivery are to be made is herein called the Time of Purchase.

     [The delivery of the Debentures shall be made in fully registered form, registered in the name of CEDE & CO., to the offices of The Depository Trust Company in New York, New York and the Underwriters shall accept such delivery.]

     3. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the warranties and representations on the part of the Company and to the following other conditions:

          (a) That all legal proceedings to be taken and all legal opinions to be rendered in connection with the issue and sale of the Debentures shall be satisfactory in form and substance to Dewey Ballantine, counsel to the Underwriters.

          (b) That, at the Time of Purchase, the Representative shall be furnished with the following opinions, dated the day of the Time of Purchase, with con-formed copies or signed counterparts thereof for the other Underwriters, with such changes therein as may be agreed upon by the Company and the Repre-sentative with the approval of Dewey Ballantine, counsel to the Underwriters:

               (1) Opinion of Simpson Thacher & Bartlett and either of John M. Adams, Jr., Esq. or Ann B. Graf, Esq., counsel to the Company, substan-tially in the forms attached hereto as Exhibits A and B;

               (2) Opinion of Dewey Ballantine, counsel to the Underwriters, substantially in the form attached hereto as Exhibit C.

          (c) That the Representative shall have received a letter from Deloitte & Touche LLP in form and sub-stance satisfactory to the Representative, dated as of the day of the Time of Purchase, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder,
               (ii) stating that in their opinion the financial statements audited by them and included or incorpo-rated by reference in the Registration Statement complied as to form in all material respects with the then applicable accounting requirements of the Commission, including the applicable published rules and regulations of the Commission and (iii) covering as of a date not more than five business days prior to the day of the Time of Purchase such other matters as the Representative reasonably requests.

          (d) That no amendment to the Registration Statement and that no prospectus or prospectus supplement of the Company (other than the prospectus or amendments, prospectuses or prospectus supplements relating solely to securities other than the Debentures) and no document which would be deemed incorporated in the Prospectus by reference filed subsequent to the date hereof and prior to the Time of Purchase shall contain material information substantially differ-ent from that contained in the Registration State-ment which is unsatisfactory in substance to the Representative or unsatisfactory in form to Dewey Ballantine, counsel to the Underwriters.

          (e) That, at the Time of Purchase, appropriate orders of the Indiana Utility Regulatory Commission, necessary to permit the sale of the Debentures to the Underwriters, shall be in effect; and that, prior to the Time of Purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated.

          (f) That, at the Time of Purchase, there shall not have been any material adverse change in the business, properties or financial condition of the Company from that set forth in the Prospectus (other than changes referred to in or contemplated by the Pro-spectus), and that the Company shall, at the Time of Purchase, have delivered to the Representative a certificate of an executive officer of the Company to the effect that, to the best of his knowledge, information and belief, there has been no such change.

          (g) That the Company shall have performed such of its obligations under this Agreement as are to be per-formed at or before the Time of Purchase by the terms hereof.

     4. Certain Covenants of the Company: In further considera-tion of the agreements of the Underwriters herein contained, the Company covenants as follows:

          (a) As soon as practicable, and in any event within the time prescribed by Rule 424 under the Act, to file the Prospectus with the Commission; as soon as the Company is advised thereof, to advise the Represen-tative and confirm the advice in writing of any request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto or of the entry of a stop order suspending the effective-ness of the Registration Statement or of the initi-ation or threat of any proceedings for that purpose and, if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the prompt lifting or removal thereof.

          (b) To deliver to the Underwriters, without charge, as soon as practicable (and in any event within 24 hours after the date hereof), and from time to time thereafter during such period of time (not exceed-ing nine months) after the date hereof as they are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supple-ments or amendments thereto, other than supplements or amendments relating solely to securities other than the Debentures) as the Representative may reasonably request; and in case any Underwriter is required to deliver a prospectus after the expira-tion of nine months after the date hereof, to fur-nish to any Underwriter, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act.

          (c) To furnish to the Representative a copy, certified by the Secretary or an Assistant Secretary of the Company, of the Registration Statement in the form filed with the Commission and of all amendments thereto (exclusive of exhibits), other than amend-ments relating solely to securities other than the Debentures and, upon request, to furnish to the Representative sufficient plain copies thereof (exclusive of exhibits) for distribution of one to the other Underwriters.

          (d) For such period of time (not exceeding nine months) after the date hereof as they are required by law to deliver a prospectus, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circum-stances when the Prospectus is delivered to a pur-chaser, not misleading, forthwith to prepare and furnish, at its own expense, to the Underwriters and to dealers (whose names and addresses are fur-nished to the Company by the Representative) to whom principal amounts of the Debentures may have been sold by the Representative for the accounts of the Underwriters and, upon request, to any other dealers making such request, copies of such amend-ments to the Prospectus or supplements to the Prospectus.

          (e) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earning statement or statement of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (f) To use its best efforts to qualify the Debentures for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representa-tive may designate within six months after the date hereof and itself to pay, or to reimburse the Underwriters and their counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $3,500 in the aggregate (including filing fees and expenses paid and incurred prior to the effective date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other require-ments deemed by the Company to be unduly burden-some.

          (g) To pay all expenses, fees and taxes (other than transfer taxes on resales of the Debentures by the respective Underwriters) in connection with the issuance and delivery of the Debentures, except that the Company shall be required to pay the fees and disbursements (other than disbursements referred to in paragraph (f) of this Section 4) of Dewey Ballantine, counsel to the Underwriters, only in the events provided in paragraph (h) of this
               Section 4, the Underwriters hereby agreeing to pay such fees and disbursements in any other event.

          (h) If the Underwriters shall not take up and pay for the Debentures due to the failure of the Company to comply with any of the conditions specified in
               Section 3 hereof, or, if this Agreement shall be terminated in accordance with the provisions of
               Section 7 or 8 hereof, to pay the fees and dis-bursements of Dewey Ballantine, counsel to the Underwriters, and, if the Underwriters shall not take up and pay for the Debentures due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, to reim-burse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceed-ing a total of $10,000, incurred in connection with the financing contemplated by this Agreement.

          [(i) During the period from the date hereof and continu-ing to and including the earlier of (i) the date which is after the Time of Purchase on which the distribution of the Debentures ceases, as deter-mined by the Representative in its sole discretion, and (ii) the date which is 30 days after the Time of Purchase, the Company agrees not to offer, sell, contract to sell or otherwise dispose of any junior subordinated deferrable interest debentures of the Company or any substantially similar securities of the Company without the consent of the Representa-tive.]

          [(j) The Company will use its best efforts to list, sub-ject to notice of issuance, the Debentures on the New York Stock Exchange.]

          (k) The Company will timely file any certificate re-quired by Rule 52 under the Public Utility Holding
               Company Act of 1935 in connection with the sale of the Debentures.

     5.   Warranties of and Indemnity by the Company:

          (a) The Company warrants and represents to each of the Underwriters that (i) the Registration Statement on the Effective Date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not mis-leading and the Basic Prospectus, on the date the Registration Statement became effective, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circum-stances under which they were made, not misleading; when the Prospectus Supplement is filed with the Commission, and at the Time of Purchase, the Registration Statement, and the Prospectus, as they may be amended or supplemented, will comply, or be deemed to comply, in all material respects with the provisions of the Act and the Rules, the Registra-tion Statement, as it may be amended or supple-mented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as it may be amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not mis-leading, except that the Company makes no warranty or representation to any Underwriter with respect to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by the Repre-sentative on behalf of any Underwriter expressly for use therein.

          (b) As of the Time of Purchase, the Indenture will have been duly authorized by the Company and duly quali-fied under the Trust Indenture Act of 1939, as amended, and, when executed and delivered by the Trustee and the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Debentures will have been duly authorized, exe-cuted, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bank-ruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, and except as the availability of the remedy of specific performance is subject to general prin-ciples of equity (regardless of whether such remedy is sought in a proceeding in equity or at law), and by an implied covenant of good faith and fair dealing.

          (c) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each of the Under-writers and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in the Basic Prospectus (if used prior to the effec-tive date of this Agreement), or in the Prospectus, or if the Company shall furnish or cause to be fur-nished to the Underwriters any amendments or any supplements to the Prospectus, in the Prospectus as so amended or supplemented, other than amendments or supplements relating solely to securities other than the Debentures (provided that if such Prospec-tus or such Prospectus, as amended or supplemented, is used after the period of time referred to in
               Section 4(d) hereof, it shall contain such amend-ments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in the Registration Statement, in the Basic Prospectus or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter expressly for use therein, and except that this indemnity shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Debentures to any person if a copy of the Prospectus, as the same may then be supple-mented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference) was not sent or given by or on behalf of such Underwriter to such person with or prior to the written confirmation of the sale involved and the omission or alleged omission or untrue state-ment or alleged untrue statement was corrected in the Prospectus as supplemented or amended at the time of such confirmation. Each Underwriter agrees within ten days after the receipt by it of notice of the commencement of any action in respect to which indemnity from the Company on account of its agreement contained in this Section 5(c) may be sought by it, or by any person controlling it, to notify the Company in writing of the commencement thereof, but the failure of such Underwriter so to notify the Company of any such action shall not release the Company from any liability which it may have to such Underwriter or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 5(c). In case any such action shall be brought against any Underwriter or any such person controlling such Underwriter and such Underwriter shall notify the Company of the commencement thereof, as above pro-vided, the Company shall be entitled to participate in (and, to the extent that it shall wish, includ-ing the selection of counsel, to direct) the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel (hereinafter, Company's counsel), any Underwriter or any controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of such Underwriter or con-trolling person unless (i) the Company has agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both any Underwriter or any controlling person and the Company, and any Underwriter or any controlling person shall have been advised by its counsel that a conflict of interest between the Company and any Underwriter or any controlling person may arise (and the Company's counsel shall have concurred with such advice) and for this reason it is not desirable for the Company's counsel to represent both the indemnify-ing party and the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for any Underwriter or any controlling person (plus any local counsel re-tained by any Underwriter or any controlling person in their reasonable judgment), which firm (or firms) shall be designated in writing by any Under-writer or any controlling person). The Company shall not be liable in the event of any settlement of any such action effected without its consent.

     The Company's indemnity agreement contained in Section 5(c) hereof, and its covenants, warranties and representations contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Debentures hereunder.

     6.   Warranties of and Indemnity by Underwriters:

          (a) Each Underwriter warrants and represents that the information furnished in writing to the Company through the Representative for use in the Registra-tion Statement, in the Basic Prospectus, in the Prospectus, or in the Prospectus as amended or supplemented is correct as to such Underwriter.

          (b) Each Underwriter agrees, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the indem-nity agreement of the Company set forth in Section 5(c) hereof, but only with respect to untrue state-ments or alleged untrue statements or omissions or alleged omissions made in the Registration State-ment, in the Basic Prospectus, or in the Prospec-tus, or in the Prospectus as so amended or supple-mented, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of such Underwriter expressly for use therein.

     The indemnity agreement on the part of each Underwriter con-tained in Section 6(b) hereof, and the warranties and representa-tions of such Underwriter contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other person, and shall survive the delivery of and payment for the Debentures hereunder.

     7. Default of Underwriters: If any Underwriter under this Agreement shall fail or refuse (otherwise than for some reason suf-ficient to justify, in accordance with the terms hereof, the can-cellation or termination of its obligations hereunder) to purchase and pay for the principal amount of Debentures which it has agreed to purchase and pay for hereunder, and the aggregate principal amount of Debentures which such defaulting Underwriter or Under-writers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Debentures, the other Underwriters shall be obligated severally in the proportions which the amounts of Debentures set forth opposite their names in
Exhibit 1 hereto bear to the aggregate principal amount of Deben-tures set forth opposite the names of all such non-defaulting Underwriters, to purchase the Debentures which such defaulting Underwriter or Underwriters agreed but failed or refused to pur-chase on the terms set forth herein; provided that in no event shall the principal amount of Debentures which any Underwriter has agreed to purchase pursuant to Section 1 hereof be increased pursu-ant to this Section 7 by an amount in excess of one-ninth of such principal amount of Debentures without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase Debentures and the aggregate principal amount of Debentures with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Debentures then the Company shall have the right (a) to require such non-defaulting Underwriters to purchase and pay for the respective principal amounts of Debentures that they had severally agreed to purchase hereunder, as hereinabove provided, and, in addition, the principal amount of Debentures that the defaulting Underwriter or Under-writers shall have so failed to purchase up to a principal amount thereof equal to one-ninth of the respective principal amounts of Debentures that such non-defaulting Underwriters have otherwise agreed to purchase hereunder, and/or (b) to procure one or more others, members of the National Association of Securities Dealers
(NASD) (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Securities Exchange Act of 1934 and who agree in making sales to comply with the NASD's Rules of Fair Practice), to purchase or agree to pur-chase, upon the terms herein set forth, the principal amount of such Debentures that such defaulting Underwriter or Underwriters had agreed to purchase, or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a). In the event the Company shall exercise its rights under clause (a) and/or (b) above, the Company shall give written notice thereof to the Underwriters within 24 hours (excluding any Saturday, Sunday or legal holiday) of the time when the Company learns of the failure or refusal of any Underwriter or Underwriters to purchase and pay for its respective principal amount of Debentures, and thereupon the Time of Purchase shall be postponed for a period not to exceed five full business days, as the Company shall determine. In the event the Company shall be entitled to but shall not elect (within the time period specified above) to exercise its rights under clause (a) and/or (b), then this Agreement shall terminate. In the event of any such termina-tion, the Company shall not be under any liability to any Under-writer (except to the extent, if any, provided in Section 4(h) hereof), nor shall any Underwriter (other than an Underwriter who shall have failed or refused to purchase the Debentures without some reason sufficient to justify, in accordance with the terms hereof, its termination of its obligations hereunder) be under any liability to the Company or any other Underwriter.

     Nothing herein contained shall release any defaulting Under-writer from its liability to the Company or any non-defaulting
Underwriter for damages occasioned by its default hereunder.

     8. Termination of Agreement by the Underwriters: This Agreement may be terminated at any time prior to the Time of Pur-chase by the Representative if, after the execution and delivery of this Agreement and prior to the Time of Purchase, in the Represen-tative's reasonable judgment, the Underwriters' ability to market the Debentures shall have been materially adversely affected because:

           (i) trading in securities on the New York Stock Exchange shall have been generally suspended by the Commission or by the New York Stock Exchange, or

          (ii) (A) a war involving the United States of America shall have been declared, (B) any other national calamity shall have occurred, or (C) any conflict involving the armed services of the United States of America shall have escalated, or

         (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or

          (iv) there shall have been any decrease in the ratings of the Company's first mortgage bonds by Moody's Investors Services, Inc. (Moody's) or Standard & Poor's Ratings Group (S&P) or either Moody's or S&P shall publicly announce that it has such first mortgage bonds under consideration for possible downgrade.

          If the Representative elects to terminate this Agreement, as provided in this Section 8, the Representative will promptly notify the Company by telephone or by telex or facsimile transmis-sion, confirmed in writing. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Debentures to the Underwriters as herein contem-plated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except that the Company shall remain liable to the ex-tent provided in Section 4(h) hereof) and the Underwriters shall be under no liability to the Company nor be under any liability under this Agreement to one another.

     9. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or by telex or facsimile transmission confirmed in writing to the following addresses: if to the Under-writers, to ____________________, as Representative, ____________
_______________________ and, if to the Company, to Indiana Michigan Power Company, c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215, attention of A. A. Pena, Treasurer (fax 614/223-1687).

     10. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), the con-trolling persons, if any, referred to in Sections 5 and 6 hereof, and their respective successors, assigns, executors and administra-tors, and, except as expressly otherwise provided in Section 7 hereof, no other person shall acquire or have any right under or by the virtue of this Agreement.

     11. Definition of Certain Terms: If there be two or more persons, firms or corporations named in Exhibit 1 hereto, the term "Underwriters", as used herein, shall be deemed to mean the several persons, firms or corporations, so named (including the Representa-tive herein mentioned, if so named) and any party or parties sub-stituted pursuant to Section 7 hereof, and the term "Representa-tive", as used herein, shall be deemed to mean the representative or representatives designated by, or in the manner authorized by, the Underwriters. All obligations of the Underwriters hereunder are several and not joint. If there shall be only one person, firm or corporation named in Exhibit 1 hereto, the term "Underwriters" and the term "Representative", as used herein, shall mean such person, firm or corporation. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Debentures from any of the respective Underwriters.

     12. Conditions of the Company's Obligations: The obligations of the Company hereunder are subject to the Underwriters' perfor-mance of their obligations hereunder, and the further condition that at the Time of Purchase the Indiana Utility Regulatory Commis-sion shall have issued an appropriate order, and such order shall remain in full force and effect, authorizing the transactions con-templated hereby.

     13. Applicable Law: This Agreement will be governed and con-strued in accordance with the laws of the State of New York.

     14. Execution of Counterparts: This Agreement may be exe-cuted in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agree-ment to be executed by their respective officers thereunto duly authorized, on the date first above written.

                                   INDIANA MICHIGAN POWER COMPANY



                                   By:___________________________
                                        A. A. Pena, Treasurer



as Representative
and on behalf of the Underwriters
   named in Exhibit 1 hereto



By:___________________________





[97FN0046.IMP]
                            EXHIBIT 1

          Name                                    Principal Amount
          ----                                    ----------------



            Total                                 $
                                                   ==============